Exhibit 24.1

International Business Machines Corporation
New Orchard Road
Armonk, NY 10504

      November 5th, 2014

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

I hereby authorize each of the following individuals, whose signatures appear below, as well as each of the International Business Machines
Corporation (IBM) employees holding the titles of Secretary; Assistant
Secretary; Vice President of Compensation; Director of Executive
Compensation; and Manager Executive Compensation Operations; and any
employee of IBM designated in writing by the Secretary of IBM, to sign and file on my behalf as an Executive Officer of IBM any Securities and Exchange Commission forms or documents in connection with any transactions by me in IBM securities, including without limitation
Form 3, Form 4, and Form 5 under the Securities Exchange Act of 1934 and Form 144 under the Securities Act of 1933.  The specimen signatures provided below may be signed on separate documents, and such documents taken together shall constitute a single document.

 E. Barth ________/s/ E. Barth________________

 M. H. Browdy ________/s/ M. H. Browdy____________

 D. Cummins _______/s/ D. Cummins_______________

 C. A. Hall _______/s/ C. A. Hall_______________

 G. A. Kuehnel _______/s/ G. A. Kuehnel____________

 L. M. Lalli _______/s/ L. M. Lalli______________

 L. Mallardi _______/s/ L. Mallardi______________

This authorization shall remain in effect for as long as I remain an executive officer of IBM.

       Very truly yours,

              /s/ Martin Jetter

       Martin Jetter